Exhibit 10.1

SECOND AMENDMENT TO CREDIT AGREEMENT

THIS SECOND AMENDMENT TO CREDIT AGREEMENT (“Second Amendment”), made and entered into as of the 9th day of September, 2008, by and among PHYSICIANS FORMULA, INC., a New York corporation (the “Borrower”), the several banks and other lenders from time to time parties to such Credit Agreement (the “Lenders”), and UNION BANK OF CALIFORNIA, N.A. (“UBOC”), as administrative agent for the Lenders (in such capacity, the “Agent”),

W I T N E S S E T H:

WHEREAS, on November 14, 2006, the Borrower, the Lenders and the Agent entered into a certain Credit Agreement (as amended by that certain First Amendment to Credit Agreement, dated as of July 8, 2008, the “Credit Agreement”) pursuant to which the Lenders agreed to make available to the Borrower certain credit facilities more particularly described therein; and

WHEREAS, the Borrower, the Lenders and the Agent desire to modify one of the covenants set forth in the Credit Agreement, subject, however, to the terms and conditions set forth in this Second Amendment;

NOW, THEREFORE, for and in consideration of the premises hereof, and other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.           All capitalized terms used in this Second Amendment shall, unless otherwise defined herein or unless the context otherwise requires, have the meanings given thereto in the Credit Agreement.

2.           Section 3.14(a) of the Credit Agreement is amended (x) by deleting the word "and" where it appears at the end of Section 3.14(a) (iv) and by substituting in lieu thereof a comma; (y) by deleting the period at the end of Section 3.14(v) and by substituting in lieu thereof the phrase ", and"; and (z) by adding a new Section 3.14(a)(vi) to read as follows:

(vi)  to repurchase shares of the Pledgor’s publicly traded common stock as and to the extent permitted by Section 6.6(iv).

3.           Section 6.6 of the Credit Agreement is amended (x) by deleting the word "and" where it appears at the end of the last line of Section 6.6(ii); (y) by deleting the period at the end of Section 6.6(iii) and by substituting in lieu thereof the phrase "; and"; and (z) by adding a new Section 6.6(iv) to read as follows:

(iv)    the Borrower may directly purchase or make Restricted Payments to Pledgor to permit Pledgor to repurchase shares of the Pledgor’s publicly traded common stock from time to time so long as (1) no Default or Event of Default has occurred and is continuing at the time of such Restricted Payment or would occur as a consequence of such Restricted Payment; and (2) the aggregate amount of Restricted Payments made to repurchase shares of the Pledgor's publicly traded common stock over the period since November 14, 2006 shall not exceed $12,000,000.

4.           This Second Amendment shall become effective on the date on which the Agent receives this Second Amendment, duly executed by the Borrower and acknowledged and agreed to by each of the Pledgor and Physicians Formula Cosmetics, Inc.

5.           Except as expressly provided herein, the Credit Agreement is unchanged and remains in full force and effect.

6.           This Second Amendment shall be governed by and construed in accordance with the laws of the State of California.

7.           This Second Amendment may be executed in any number of identical counterparts, any set of which signed by all parties hereto shall be deemed to constitute a complete, executed original for all purposes.

IN WITNESS WHEREOF, the Borrower, the Lenders and the Agent have caused this Second Amendment to be executed as of the day and year first above written.

UNION BANK OF CALIFORNIA, N.A.,		PHYSICIANS FORMULA, INC.
as Agent and as sole Lender

By:	/s/ Steve Dunne	By:	/s/ Joseph J. Jaeger
Title:	Vice President	Title:	Chief Financial Officer

ACKNOWLEDGED AND AGREED TO
this 9th day of September, 2008:

PHYSICIANS FORMULA HOLDING, INC.		PHYSICIANS FORMULA COSMETICS, INC.

By:	/s/ Joseph J. Jaeger	By:	/s/ Joseph J. Jaeger
Title:	Chief Financial Officer	Title:	Chief Financial Officer